REGISTRATION NO. 33-72740-FW




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                      POST EFFECTIVE AMENDMENT NO. 5
                                    TO
                                FORM SB-2

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933


                          TRIUMPHE LEASING IX L.P.
               (Name of Small Business Issuer in Its Charter)

        ILLINOIS                      7359                     36-3921954
(State or Other Jurisdiction of (Primary Standard Industrial   (IRS Employer
Incorporation or Organization)   Classification Code Number)   Identification
                                                                    No.)
                              630 DUNDEE ROAD

                        NORTHBROOK, ILLINOIS 60062
                             (847) 509-1500
      (Address and Telephone Number of Principal Executive Offices)

                           GERALD A. HORWITZ
                               PRESIDENT
                          TL GENERAL IX CORP.
                           630 DUNDEE ROAD
                       NORTHBROOK, ILLINOIS  60062
                            (847) 509-1500
       (Name, Address and Telephone Number of Agent for Service)

                              Copy to:

                          HAL M. BROWN, ESQ.
                           RUDNICK & WOLFE
                      203 NORTH LASALLE STREET
                            SUITE 1800
                      CHICAGO, ILLINOIS 60601
                          (312) 368-4012
                    (312) 236-7516 (FACSIMILE)

CONTENTS OF THIS AMENDMENT TO THE REGISTRATION STATEMENT

This amendment to the registration statement consists of:

     (1)  facing sheet; and

     (2)  pages A-1 and A-2.

     Triumphe Leasing IX L.P. (in accordance with the representations set forth in Item 28. Undertakings appearing in this registration statement) hereby removes from registered status under this registration statement, to the extent shown in the following tabulation, that number of Limited Partnership Units as exceed the number of Limited Partnership Units that were sold during the period of 39 months ended April 30, 1997:

                                                       UNITS

     Initially registered                               200
     Removed from registered status               93.464576
     Registered status retained                  106.535424

                            SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to registration statement to be signed on its behalf by the undersigned in the City of Northbrook, Illinois, on October 28, 1997.


                                   TRIUMPHE LEASING IX L.P.,
                                   an Illinois limited partnership

                                   By:  TL GENERAL IX CORP.,
                                        an Illinois corporation and
                                        its general partner


                                   By:/S/ GERALD A. HORWITZ
                                        Gerald A. Horwitz, President



     In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates stated.

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
        NAME                       TITLE                            DATE

By: /S/ GERALD A. HORWITZ   Chairman of the Board, President  October 28, 1997
     Gerald A. Horwitz      and sole Director of the
                            corporate General Partner and as
                            a General Partner (Principal
                            Executive Officer)

By: /S/ JERRY L. SCHWARTZ   Vice President, Secretary and     October 28, 1997
     Jerry L. Schwartz      Treasurer of the corporate
                            General Partner (Principal
                            Financial and Accounting
                            Officer)
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